UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         --------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------
      5) Total fee paid:

         -------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         --------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

         --------------------------------------------------------
      3) Filing Party:

         --------------------------------------------------------
      4) Date Filed:

         --------------------------------------------------------

Acme United Corporation
75 Kings Highway Cutoff
Fairfield, CT   06430
                                                                  March 29, 1999


Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 26, 1999 at 11:00 a.m., at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut. This will be my fourth Annual Meeting since appointment as your Company's President and Chief Executive Officer, and I particularly look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect seven directors to serve for a one year term. Information regarding this matter is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,

/s/ Walter C. Johnsen
-----------------------------
    Walter C. Johnsen
    President and Chief Executive Officer

Acme United Corporation
75 Kings Highway Cutoff
Fairfield, CT   06430


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 1999

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Monday, April 26, 1999, at 11:00 A.M. for the following purposes:

     1. To elect seven Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

     2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 8, 1999, will be entitled to vote at the meeting and at any adjournment thereof.


                                    /s/ Ronald P. Davanzo
                                    -----------------------------
March 29, 1999                          Ronald P. Davanzo, Vice President and
Fairfield, Connecticut                  Chief Financial Officer, Secretary
                                        and Treasurer


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 1998.

<PAGE 1>
                                                         Acme United Corporation
                                                         75 Kings Highway Cutoff
                                                         Fairfield, CT   06430

ANNUAL MEETING OF SHAREHOLDERS
April 26, 1999
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 26, 1999, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March 31, 1999.

Only holders of Common Stock of record at the close of business on March 8, 1999 will be entitled to vote at the meeting. Each holder of the 3,377,488 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share.

Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

<PAGE 2>

PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares) as of February 1, 1999:

                                              Shares Owned
Shareholder           Type of Ownership   on February 1, 1999   Percent of Class
--------------------------------------------------------------------------------
Henry C. Wheeler (1)         Direct             392,192              11.61
149 Lansdowne
Westport, CT 06880
--------------------------------------------------------------------------------
Henry C. Wheeler and Fleet   Direct (2)          93,740               2.78
National Bank
777 Main Street,
MSN 321, Hartford, CT 06115
Trustees for Henry C. Wheeler (1)
--------------------------------------------------------------------------------
Fleet National Bank          Direct               6,033                .18
777 Main Street
MSN 321, Hartford, CT 06115
Executor of the Estate of Phyllis S. Wheeler
--------------------------------------------------------------------------------
Walter C. Johnsen            Direct             196,700               5.82
75 Kings Highway Cutoff
Fairfield, CT   06430
--------------------------------------------------------------------------------
Dimensional Fund
 Advisors Inc.             Indirect (3)         181,538               5.38
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
--------------------------------------------------------------------------------

(1) Henry C. Wheeler died on March 2, 1999.

The persons shown above have sole voting power in these shares except that in the trust marked (2) the fiduciaries share voting and dispositive power, and as noted in (3) below.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 181,538 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc. ("Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company ("Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has sole voting power over 142,831 shares and sole dispositive power over 181,538 shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacity as such officers, they have the right to vote 28,707 additional shares which are owned by the Fund and 10,000 shares which are owned by the Trust and all of which shares are included in the 181,538 shares disclosed. Dimensional disclaims beneficial ownership of such shares.

<PAGE 3>

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 1, 1999. The persons shown have sole voting power in these shares except as shown in the footnotes below.



                                         Common Stock Beneficially Owned
                                              as of February 1, 1999

                                        Number of Shares  (1)      Percent
--------------------------------------------------------------------------
David W. Clark, Jr                               16,546   (2)         *
George R. Dunbar                                 12,526   (2)         *
Richmond Y. Holden, Jr.                           2,500   (3)
Walter C. Johnsen                               354,200   (4)        9.56
Peter H. Kamin                                  163,000   (5)        4.40
Wayne R. Moore                                   14,388   (2)         *
Gary D. Penisten                                 55,600   (2)        1.50
James L.L. Tullis                                17,500   (6)         *
Henry C. Wheeler                                485,932   (7)       13.11
Executive Officers and Directors
     as a Group (15 persons)                  1,224,380   (8)       33.04

                                                                 *Less than 1.0%

(1) Based on a total of 3,377,488 outstanding shares as of February 1, 1999 and 327,875 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 1999.

(2) Includes 7,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 1999.

(3) Includes 2,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 1999.

(4) Includes 157,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 1999.

(5) Includes 22,700 shares held in a trust fund for Mr. Kamin's children of which Mr. Kamin serves as trustee. Mr. Kamin has full voting and dispositive power on these shares.

(6) Includes 12,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 1999.

(7) Henry C. Wheeler was Co-Trustee with Fleet National Bank of 93,740 shares and shared voting and dispositive power on these shares. See Principal Shareholders for details. Henry C. Wheeler died on March 2, 1999.

(8) Includes 253,688 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 1999.

<PAGE 4>

ELECTION OF DIRECTORS

Each of the following persons has been nominated as a director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the following nominees, all of whom are now members of the Board of Directors, except Peter H. Kamin.


Nominees                   Principal Occupation                   Director Since
--------------------------------------------------------------------------------
Walter C. Johnsen          President and Chief Executive               1995
(age 48)                   Officer as of November 30,1995;
                           Executive Vice President from
                           January 24, 1995 to November 29,
                           1995.  Formerly served as Vice
                           Chairman and a principal of
                           Marshall Products, Inc., a
                           medical supply distributor.

Gary D. Penisten           Chairman of the Board since                 1994
(age 67)                   February 27, 1996. He is a
                           Director of D.E. Foster &
                           Partners L.P., an executive search
                           firm.  From 1977 to 1988, he was
                           Senior Vice President of Finance,
                           Chief Financial Officer and a
                           Director of Sterling Drug Inc. in
                           New York City. From 1974 to 1977
                           he served in the U.S. Government as
                           Assistant Secretary of the Navy for
                           Financial Management. Prior to that,
                           he was employed by General Electric.

Wayne R. Moore             President and Chief Executive               1976
(age 68)                   Officer of the Moore Special Tool
                           Company (1974-93)and its Chairman of
                           the Board (1986-93). He was Chairman
                           of the Board of the Producto Machine
                           Company (1994-97). Mr. Moore was
                           Chairman of the Association for
                           Manufacturing/U.S. Machine Tool
                           Builders(1985-86) and Committee
                           Member of the U.S. Eximbank(1984). He
                           is a Trustee of the American Precision
                           Museum and on theBoard of Advisors of
                           the Fairfield University School of
                           Engineering.

George R. Dunbar           President of Dunbar Associates, a           1977
(age 75)                   municipal management consulting firm.
                           Former Chief Administrative Officer
                           for the City of Bridgeport. President
                           (1972-87), Bryant Electric division
                           of Westinghouse Electric Corporation,
                           manufacturer of electrical distribution
                           and utilization products, Bridgeport, CT.

<PAGE 5>

Nominees                   Principal Occupation                   Director Since
--------------------------------------------------------------------------------
David W. Clark, Jr.        Managing Director of Pryor & Clark          1980
(age 61)                   Company, an investment company. From
                           July 1988 to June 1992, Mr. Clark
                           was President of Corcap, Inc., which
                           was spun out of Lydall, Inc. in July
                           1988. Mr. Clark joined Lydall in 1972
                           as Vice President-Treasurer and
                           Director. He became Executive Vice
                           President in 1977 and President in
                           1986. Until July of 1992, Mr. Clark
                           was also Chairman of the Board of
                           CompuDyne Corporation of which he
                           remains a Director. He is also a
                           Director of Checkpoint Systems, Inc.,
                           Thorofare, NJ; and SSC Technologies,
                           Bloomfield, CT.

Richmond Y. Holden, Jr.    President and Chief Executive Officer       1998
(age 44)                   of J.L. Hammett Co. since 1992;
                           Executive Vice President from 1989 to
                           1992.  J.L. Hammett Co. is a
                           distributor and retailer of
                           educational products throughout the
                           United States, and is one of the
                           largest distributors to the K-12
                           educational marketplace. Currently
                           Chairman of the Board of PC-Build, a
                           computer upgrade, network services
                           and computer services company.

Peter H. Kamin             General Partner, Peak Investment
(age 37)                   Limited Partnership from June 1992
                           to present.  Mr. Kamin was a
                           Principal with Morningside N.A., an
                           investment company from 1988 to 1992.
                           He is a Director of Data Transmission
                           Network Corp., Omaha, NE, Insurance
                           Auto Auctions, Inc., Schaumburg, IL,
                           and several privately-held companies.


Management does not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons.

The Board of Directors had seven meetings. All directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member.

<PAGE 6>

DIRECTORS' FEES

All directors who are not salaried employees received a fee of $2,500 per quarter plus $500 for each Board of Directors meeting attended. The fees earned for service on the Committees of the Board were $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of the Executive Committee earned an additional $500 per day to compensate for the broader responsibility and related effort.

Effective November 19,1995, all fees payable to such directors have been deferred until the Company completes four consecutive quarters with aggregate earnings per share of $.50 or more, the Company or one of its major businesses has been sold or a change in control of the Company has occurred. Until one such events occurs, the fees as earned shall be accrued by the Company and when one of such events does occur, the accrued fees shall be paid as promptly as possible thereafter.

Fees Earned Prior to July 1, 1997

For fees earned prior to July 1, 1997, each such director was offered the option of receiving, when such fees become payable, (a) an amount equal to the fees earned during the period of deferral, or (b) the sum of (i) the amount of the fees earned during the period of deferral, plus or minus, as the case may be
(ii) the aggregate amount of the fees earned each month during the period of deferral times the Percentage Increase or Decrease in the Company's Stock Price index ("Index"). The "Percentage Increase or Decrease in the Index" shall mean the increase or decrease expressed as a percentage in the Index from the first business day of the month during which fees were earned and the Index on the last business day prior to the date of payment. The Index for any given day shall be the closing price on the American Stock Exchange for the Company's stock on such day. All payments pursuant to the Deferred Compensation Plan for Directors shall be without interest. All such directors selected Option (b), which ties payments to the Stock Price Index, and is applicable to all fees earned prior to July 1, 1997.

Fees Earned on and after July 1, 1997

Effective July 1, 1997, the plan was amended so all fees that have been deferred under the plan will be paid when due in treasury shares. Treasury shares will be allocated each month based on the closing price of Company shares on the first day of the month during which the fees were earned divided into fees earned. Also, effective July 1, 1997, two new long-term payout options were approved. The first option authorizes deferral of receipt of treasury shares based on fees earned until the board member retires or otherwise departs from the board. The second option also authorizes deferral of receipt of treasury shares based on fees earned until the board member retires or otherwise departs from the board; however, the payout is deferred over a four year period. If the deferred payout option is selected, upon departure from the board, 20% of the shares will be paid out immediately and the remainder will be paid in four equal installments over the next four anniversaries of the board member's departure. If a major business is sold or a change of control of the Company is imminent, at the discretion of the board the stock balance in each director's account can be distributed to the director or to his estate immediately prior to culmination of the transaction. In the event of death, all stock will be distributed promptly to the director's estate. All but one director elected the first option. One director elected the second option.

Under the amendment effective July 1, 1997, directors also had the option to continue the indexing of fees after July 1, 1997, but would be paid in treasury shares. No director elected this option.

Newman M. Marsilius retired from the Board effective April 27, 1998. Upon his retirement, he was issued 6,613 equivalent treasury shares which had been deferred under this plan.

<PAGE 7>

Equivalent treasury shares that have been deferred under this plan since its inception in November 1995 to December 31, 1998 are as follows:

                                        Equivalent
                                     Treasury Shares                Market
                                      Earned Through               Value at
                                    December 31, 1998          December 31, 1998
--------------------------------------------------------------------------------
David W. Clark, Jr.                       10,478                   $ 23,576
George R. Dunbar                          20,104                     45,234
Richmond Y. Holden, Jr.                    3,154                      7,097
Wayne R. Moore                            10,674                     24,017
Gary D. Penisten                          41,360                     93,060
James L.L. Tullis                          7,061                     15,887
--------------------------------------------------------------------------------
                           Total          92,831                   $208,871
--------------------------------------------------------------------------------

The Company owned 105,007 treasury shares as of December 31, 1998.

DIRECTORS STOCK OPTIONS

Under the  Non-Salaried  Directors  Stock Option  Plan,  options were granted on
April 28, 1997 for 10,000 shares each to Messrs. Clark, Dunbar, Moore and Penisten, of which 2,500 shares vested on April 28, 1997, 2,500 shares vested on April 28, 1998, 2,500 shares will vest on April 28, 1999, and 2,500 shares will vest on April 28, 2000. On April 27, 1998, options were granted for 2,500 share each to Messrs. Clark, Dunbar, Moore and Penisten, of which all shares vested immediately. Additionally, on April 27, 1998, options were granted for 10,000 shares to Richmond Y. Holden, Jr. of which 2,500 shares vested on April 27, 1998, 2,500 shares will vest on April 27, 1999, 2,500 shares on April 27, 2000, and 2,500 shares on April 27, 2001.

Newman M. Marsilius' options fully vested on April 27, 1998, upon his retirement from the Board; the Board extended the exercise date for his options to April 27, 2000.

COMMITTEE STRUCTURE

There is an Executive Committee of the Board of Directors which is composed of Mr. Penisten as Chairman, and Messrs. Clark and Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. During 1998, the Committee held two meetings. In addition, the Committee members each worked independently on numerous projects for the Company.

There is an Audit Committee of the Board of Directors which is composed of Mr. Penisten as Chairman, and Messrs. Dunbar, Holden and Moore. During 1998, this committee met three times - twice with the Company's independent auditors and once to approve a change in the Company's independent auditors. The function of the Audit Committee is to maintain a direct and separate line of communications between the Board of Directors and the Company's independent auditors. In addition, some Committee members attended management meetings as part of the process of selecting new Company independent auditors.

The functions of a Nominating Committee are performed by the whole Board. The Board will consider nominees for directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board, care of the Secretary at Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

<PAGE 8>

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 1998, the Committee was composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, and Messrs. Clark, Moore and Tullis. The Committee had one meeting during 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The  Compensation  Committee  is committed  to a strong,  positive  link between
business,   performance  and  strategic  goals,  and  compensation  and  benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     o Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     o    Directly   relating   compensation  to  both  Company  and  individual
          performance.

     o Ensuring compensation levels that are externally competitive and internally equitable.

Following  is  a  description  of  the  elements  of  the  Company's   executive
compensation program and how each relates to the objectives and policy outlined above.

BASE SALARY

The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

By design, we strive to set executives' salaries at competitive market levels. External surveys and resource materials are used to verify this. We believe maximum performance can also be encouraged through the use of appropriate incentive programs.

ANNUAL INCENTIVES

Annual incentive award opportunities are made available to executives to recognize and reward corporate and individual performance. The plan in effect for 1998 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility. The bonuses would range from 5% to 31% of base salary, provided a minimum goal were reached. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success. No incentive bonus was granted for 1998.

In 1999, the incentive plan criteria will be similar to the plan in 1998.

<PAGE 9>

STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Compensation Committee of the Board of Directors. The purpose of the Company's Amended and Restated Stock Option Plan for Employees is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Committee believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.

The following options were granted in 1998:

     Options for 10,000 shares were granted to Brian S. Olschan on September 22, 1998 of which 2,500 shares vested on September 23, 1998, 2,500 shares will vest on September 23, 1999, 2,500 shares on September 23, 2000, and 2,500 shares on September 23, 2001.

     Options for 4,000 shares were granted to Cheryl L. Kendall on January 27, 1998 of which 1,000 shares vested on January 27, 1998. Additionally 5,000 shares were granted to Ms. Kendall on June 23, 1998 of which 1,250 shares vested on June 23, 1998. Ms. Kendall resigned on March 17, 1999.

     Options for 1,750 shares were granted to David N. Buck on January 27, 1998 of which 437.5 shares vested on January 27, 1998, 437.5 shares vested on January 27, 1999. Mr Buck left the Company's employ on March 22, 1999.

     Options for 3,000 shares were granted to Ronald P. Davanzo on January 27, 1998 of which 750 shares vested on January 27, 1998, 750 shares vested on January 27, 1999, 750 shares will vest on January 27, 2000, and 750 shares on January 27, 2001. Additionally 2,000 shares were granted to Mr. Davanzo on April 27, 1998 of which 500 shares vested on April 27, 1998, 500 shares will vest on April 27, 1999, 500 shares will vest on April 27, 2000 and 500 shares will vest on April 27, 2001.

     The Committee also granted options for 19,700 shares in the aggregate to twelve other employees with staggered vesting dates through October 27, 2001.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance.

Mr. Johnsen's compensation was $183,000 per annum, of which $30,000 was deferred compensation. The deferred compensation is indexed in a manner consistent with the Directors' Fees Deferred Plan described above for salary earned prior to August 1, 1997. Deferred compensation earned after August 1, 1997 will be paid when due in treasury shares. The factors which the Committee considered in determining Mr. Johnsen's base salary for fiscal 1998 were those as stated above for other executive officers.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
David W. Clark, Jr.
Wayne R. Moore
James L.L. Tullis

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

<PAGE 10>

SUMMARY COMPENSATION TABLE

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an officer of the Company.

                              ANNUAL COMPENSATION

                                                                       Other Annual      All Other
Name and Principal Position         Year    Salary(1)         Bonus    Compensation (2)  Compensation
-----------------------------------------------------------------------------------------------------
Walter C. Johnsen                   1998    $158,885          $   0    $    0            $30,000 (4)
President & Chief                   1997    $149,420          $   0    $    0            $30,000 (4)
Executive Officer (3)               1996    $150,000          $   0    $2,000            $     0
-----------------------------------------------------------------------------------------------------
Brian S. Olschan                    1998    $160,962          $   0    $    0            $     0
Executive Vice President            1997    $140,115          $   0    $    0            $     0
and Chief Operating Officer (5)     1996    $ 43,283          $   0    $    0            $     0
-----------------------------------------------------------------------------------------------------
Cheryl L. Kendall                   1998    $114,235          $   0    $    0            $     0
Vice President-Chief                1997    $102,463          $   0    $    0            $     0
Financial Officer (6)               1996    $ 50,004          $   0    $    0            $     0
-----------------------------------------------------------------------------------------------------
David N. Buck                       1998    $104,231          $   0    $6,231 (8)        $     0
Vice President-                     1997    $ 88,100          $   0    $5,861 (8)        $     0
Medical Sales (7)                   1996    $ 77,868          $   0    $6,000 (8)        $     0
-----------------------------------------------------------------------------------------------------
Ronald P. Davanzo                   1998    $105,577          $   0    $    0            $     0
Vice President-                     1997    $ 57,365          $   0    $    0            $     0
International (9)

(1) Effective 1997, the Company changed its payroll payment cycle from monthly to bi-weekly. The salary reported is gross wages paid, which varies slightly from annual compensation.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual.

(3) Walter C. Johnsen also served as Chief Financial Officer from March 25, 1996 to June 30, 1996.

(4) Walter C. Johnsen received $30,000 in deferred compensation for the years 1998 and 1997 to be paid in treasury shares.

(5) Brian S. Olschan joined Acme as Senior Vice President-Sales and Marketing on September 12, 1996. He was promoted to Executive Vice President and Chief Operating Officer on January 25, 1999.

(6) Cheryl L. Kendall joined Acme as Vice President-Chief Financial Officer on July 1, 1996. On September 20, 1996 she assumed the additional positions of Secretary and Treasurer. She resigned from the Company on March 17, 1999.

(7) David N. Buck joined Acme as Territory Manager on November 26, 1984. He was promoted to the position of Vice President - Medical Sales on January 1, 1997. Mr. Buck left the employ of the Company on March 22, 1999.

(8)  David N. Buck received as other annual compensation a car allowance.

(9) Ronald P. Davanzo joined Acme as Director, International Finance and Planning on May 19, 1997. He was promoted to Vice President - International on April 27, 1998 and continues in that capacity. He was named Vice President and Chief Financial Officer, Secretary and Treasurer on March 18, 1999.

<PAGE 11>

OPTION GRANTS IN LAST FISCAL YEAR AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.

                            Individual Grants
------------------------------------------------------------------------        Potential Realizable
                 Number of      % of Total                                      Value at Assumed
                 Shares         Options                                         Annual Rates of Stock
                 Underlying     Granted to       Exercise                       Price Appreciation
                 Options        Employees in     or Base      Expiration        for Option Term
Name             Granted        Fiscal Year      Price        Date              5%       10%
-----------------------------------------------------------------------------------------------------
Walter C            -0-            0%            $0                --           $0       $0
Johnsen
-----------------------------------------------------------------------------------------------------
Brian S.         10,000         22.0%            $2.6875      September 22,     $10,000  $16,000
Olschan                                          per share        2008
-----------------------------------------------------------------------------------------------------
Cheryl L.         4,000          8.8%            $5.375        January 27,      $ 8,000  $13,000
Kendall (1)                                      per share        2008

                  5,000         11.0%            $4.00          June 23,        $ 8,000  $12,000
                                                 per share        2008
-----------------------------------------------------------------------------------------------------
David N.          1,750         3.85%            $5.375        January 27,      $ 4,000  $ 6,000
Buck (2)                                         per share        2008
-----------------------------------------------------------------------------------------------------
Ronald P.         3,000          6.6%            $5.375        January 27,      $ 6,000  $10,000
Davanzo                                          per share        2008

                  2,000          4.4%            $5.50          April 27,       $ 4,000  $ 6,000
                                                 per share        2008

(1) Cheryl L. Kendall resigned on March 17, 1999. The unvested portion of the options lapsed on the date of her resignation.

(2) David N. Buck left the employ of the Company on March 22, 1999. The unvested portion of the options lapsed on March 22, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR
END OPTION VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                            Number of
                                                            Securities        Value of
                                                            Underlying        Unexercised
                                                            Unexercised       In-the-Money
                                                            Options/SARs      Options/SARs
                                                            at Fiscal Year    at Fiscal Year
                         Shares                             End (#)(1)        End ($)(1)(2)
                         Acquired on       Value            Exercisable/      Exercisable/
Name                     Exercise (#)      Realized($)      Unexercisable     Unexercisable
--------------------------------------------------------------------------------------------
Walter C. Johnsen        -0-               $0               150,000/-0-       $0/$0
--------------------------------------------------------------------------------------------
Brian S. Olschan         -0-               $0               22,500/17,500     $0/$0
--------------------------------------------------------------------------------------------
Cheryl L. Kendall (3)    -0-               $0               9,000/10,000      $0/$0
--------------------------------------------------------------------------------------------
David N. Buck (4)        -0-               $0               4,938/2,562       $0/$0
--------------------------------------------------------------------------------------------
Ronald P. Davanzo        -0-               $0               2,250/4,750       $0/$0

(1)  The Company has no unexercised SARs.

(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 1998, the last trading day of the fiscal year. All stock options have been granted at a price in excess of the closing price per share on December 31, 1998.

(3) Cheryl L. Kendall resigned on March 17, 1999. The unvested portion of the options lapsed on the date of her resignation.

(4) David N. Buck left the employ of the Company on March 22, 1999. The unvested portion of the options lapsed on March 22, 1999.

<PAGE 12>

ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter
C. Johnsen, Brian S. Olschan, and Ronald P. Davanzo. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. Amongst others, this plan covers Walter C. Johnsen, Brian S. Olschan, and Ronald P. Davanzo, and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. First, the plan provides that in the event of such a change in control each such key employee would have specific rights and receive certain benefits if, within one year after such change in control (two years for officers who like Mr. Johnsen are also directors), either the employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six (6) months after the disposition of the Company (one year for certain officers who like Mr. Johnsen are also directors) would be entitled to a similar payment. Under the first scenario Messrs. Johnsen and Olschan would be entitled to thirty (30) months' compensation, respectively and Mr. Davanzo nine (9) months compensation. Under the second scenario, Messrs. Johnsen and Olschan would be entitled to twenty-four (24) months', and Mr. Davanzo would be entitled to six (6) months' compensation.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. Amongst others, this Plan covers Messrs. Johnsen, Olschan and Davanzo and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such termination. Under the Plan Messrs. Johnsen and Olschan would be entitled to nine (9) months' compensation, and Mr. Davanzo six (6) months' compensation, upon such severance. This plan applies only if the Salary Continuation Plan does not apply.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph compares the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: Acme United Corporation, American Vanguard Corp, Arizona Land Income Corp, Atlantic Premium Brands, Avenue Entertainment Grp, Azco Mining Inc, B&H Ocean Carriers Ltd, Barnwell Industries Inc, Beard Co, Bentley Pharmaceutical, Blackrock CA Inv QMT, Blackrock FL IQMT, Blackrock NJ IQMT, Britesmile Inc, Cannon Express Inc CL A, Canyon Resources Corp, Carmel Container System, Carver Bancorp Inc, Chad Therapeutics A, Coast Distribution Systs, Concord Fabrics Inc A, Cornerstone Bank, Cycomm International Inc,

<PAGE 13>

Dairy Mart Conv CL A, Dallas Gold & Silver EX, Dayton Mining Corp, Denamerica Corporation, Diversified Corp Res Inc, Empire of Carolina Inc, Espey Mfg & Electronic, ETZ Lavud CL A, ETZ Lavud Ltd Ord, Female Health Co. (The), Frontier Adjust of Amer, Global Income Fund Inc, Graham Corp, Halifax Corporation, Halsey Drug Co, Hastings Manufacturing, Haywood Bancshares Inc, Heist C.H. Corporation, ICH Corp, IGI Inc, Income Opportune Rlty Inv, Insite Vision Inc, Integra Inc, Integrated Orthopedics, Integrated Tech USA, Intelligent Controls Inc,
Intelligent Systems Corp, Interlott Tech Inc, Internat Airline Supp Gp, Jaclyn Inc, Kentucky First Bancorp, Laser Technology Inc, Matec Corp, Mcrae Industries CL A, Measurement Specialties, Medtox Scientific Inc, Merrimac Industries Inc, Midsouth Bancorp, Milestone Scientific Inc, Mission West Properties, Morgan Group Inc CL A, Movie Star Inc, MSR Exploration Ltd, Multigraphics Inc, Ohio Art Co, Oshman's Sporting Goods, Penobscot Shoe Co, Pinnacle Bancshares Inc, Pittsbgh & WV Railroad, Polyvision Corp, Property Capital Trust, Riviera Tool Company, Rotonics Manufacturing, Saba Petroleum Co, Scandinavia Co, Servotronics Inc, Southern Banc Co Inc, Southfirst Bancshares, Sterling Cap CP, Stratesec Inc, Sunair Electronics Inc, Surety Capital Corp, Tenera Inc, Thackeray Corp, Three Rivers Fin, Trans Lux Corp, Transfinancial Hldgs Inc, Tuxis Corporation, Unapix Entertainment Inc, Uni-Marts Inc, United Foods Inc CL B, United Guardian Inc, Versar Inc. Vista Gold Corp, Washington Sav Bank, Wellco Enterprises Inc, Wells-Gardner Electronic, White Electronic Design, Winston Resources Inc.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in one of the Company's two lines-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in one of the Company's two lines-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For all of these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                             [PRINTER INSERT GRAPH]

       COMPARISION OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
                               AMEX MARKET INDEX

-------------------------------FISCAL YEAR ENDING-----------------------------
                        1993      1994      1995      1996      1997      1998

ACME UNITED CORP      100.00     76.47     91.18    129.41    141.18     52.94
PEER GROUP            100.00     82.38     87.18     95.93     84.63     60.52
AMEX MARKET INDEX     100.00     88.33    113.86    120.15    144.57    142.61


SELECTION OF AUDITORS

Ernst & Young LLP was selected as auditors for the Company on April 1, 1998 and acted as auditors for the year 1998. Representatives of Ernst & Young LLP are expected to be present at the 1999 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

<PAGE 14>

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's common stock, to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1998 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

SHAREHOLDER PROPOSALS

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 24, 2000 must be received by the Secretary of the Company no later than November 25, 1999.

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of director at the 2000 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.

Notices and requests should be addressed to Secretary, Acme United Corporation, 75 Kings Highway Cutoff, Fairfield, Connecticut 06430.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone and telegraph. The Company will be responsible for costs associated with this solicitation.

By Order of the Board of Directors
Ronald P. Davanzo, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
75 Kings Highway Cutoff
Fairfield, Connecticut 06430
March 29, 1999